Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-143517) of Spire Corporation of our report dated June 24, 2014 relating to the financial statements of Spire Corporation 401(k) Profit Sharing Plan, which appears in this Form 11‑K.

/s/ Moody, Famiglietti and Andronico, LLP

MOODY, FAMIGLIETTI AND ANDRONICO, LLP

Tewksbury, Massachusetts
June 24, 2014